UNITED STATES

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Business Insider – Cannabis giant Canopy Growth crafted a complex plan to get into the US and reverse a stock slump. But some analysts say it could backfire.

By Jeremy Berke

October 28, 2022

•	Canopy Growth announced a complex deal to take ownership of lucrative US cannabis operations.

•	Nasdaq has objected to some specifics of the deal, which could put Canopy’s listing at risk.

•	It’s another consequence of the quasi-legality of the cannabis industry in the US.

The Canadian cannabis giant Canopy Growth has long searched for a way to give its stock a much-needed boost.

It’s down over 66% this year, as the company has lost market share in Canada’s competitive cannabis market.

CEO David Klein has an apparent ace up his sleeve: options to acquire lucrative US cannabis businesses, including the cultivator Acreage Holdings, the edibles manufacturer Wana Brands, and the vaporizer company Jetty Extracts.

But Canopy had long said it could close those deals only once the cannabis business became federally permissible in the US. That’s left investors stuck in limbo.

This week, though, Canopy decided to forge ahead anyway.

‘On the fast track’

On Tuesday, the company said it would combine Acreage, Wana Brands, and Jetty into a new entity called Canopy USA using a complicated structure to own but not control the US unit. The company said it planned to report the financial results of this US business as part of its own results once the acquisitions closed, which could take some time.

“At some point, we’ll have regulatory improvements even if it’s not federal permissibility in the US,” Klein told Insider in an interview. “We want to be on the fast track to realizing those benefits.”

Canopy’s US-listed stock jumped 27% Tuesday after the deal was announced.

But there’s no guarantee that Canopy’s creative deal will pass muster.

“Upon Canopy’s announcement yesterday, and following company comments, many might have assumed the new structure has the informal blessing of the exchanges. In last night’s proxy, however, it appears this is not the case, with NASDAQ actually opposing the structure,” analysts from the investment bank Jefferies said in a note Wednesday evening.

Nasdaq’s objection

Canopy said in a Tuesday filing that the Nasdaq stock exchange objected to the company’s plan to report the results of the US unit as part of the parent company. That could jeopardize its Nasdaq listing.

“Nasdaq has proposed that such consolidation is impermissible under Nasdaq’s general policies,” Canopy said in a filing.

Right now, companies that sell or cultivate cannabis containing THC in the US are barred from listing on major stock exchanges like the Nasdaq.

Canopy said it’s in discussions with Nasdaq about the matter, and Klein said in an interview that the Canopy USA deal was similar to the company’s arrangement with another US cannabis company, TerrAscend, which he said had been vetted by Nasdaq and by Canada’s TSX exchange.

“We continue to have open conversations with the exchanges,” Klein said. “They’re aware of our structures. They’ve seen this all ahead of time, prior to our announcement.

“It’s an evolving regulatory environment, but we’ll continue to work with both exchanges to make sure that we comply with regulations because it’s important for us to remain listed.”

John McKenzie, the CEO of TMX Group, the parent company of the TSX exchange, said in an interview with BNN that Canopy’s plan complies with the exchange’s regulations. He added that Canopy’s deal could provide a model for other Canadian cannabis companies that want to do business in the US.

In a note on Thursday, Jefferies analysts said McKenzie’s comments could potentially help “trigger more M&A for US assets,” and provide a potential pathway for US cannabis firms to list on the TSX, which could improve their access to investors.

Canopy’s bid to win over Nasdaq could have huge implications for US cannabis

The success or failure of Canopy’s efforts to win over Nasdaq could have big implications for the rest of the US cannabis industry.

When the deal was announced, some analysts, lawyers, and other industry experts said it could pave the way for other cannabis companies that operate in the US to list on marquee exchanges, which would make it easier for them to raise capital.

Jefferies said Nasdaq’s objection to Canopy’s plan was a key risk and that the rest of the cannabis industry should pay close attention.

“What is very clear now though, is that developments here now become an absolute critical watch-out, not only for Canopy,” the Jefferies analysts said in a note.

Analysts from Stifel downgraded Canopy’s stock to a sell rating Wednesday and said some of the nuances of the deal may allow Constellation Brands, the Corona beer maker that backs Canopy, to wiggle out of its partnership.

Constellation Brands invested $4 billion in Canopy Growth in 2018.

If a US cannabis-reform bill that would let cannabis companies access banks passes during the upcoming lame-duck congressional session, it’s possible that Canopy’s issues with Nasdaq will become moot, experts told Insider, though it’s an open question as to how the exchanges will view the protections the bill, known as the SAFE Banking Act, would provide.

Marc Hauser, a former lawyer and the founder of Hauser Advisory, an advisory firm focused on the cannabis industry, said Canopy’s deal on first read looked like a “novel and clever approach to threading a very narrow needle.” It’s a strategy he expects won’t work for anyone else, at least without any regulatory changes, he said.

“I’m assuming it’ll be deeply scrutinized,” he said.

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Notice Regarding Forward-Looking Information

The above news article contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy Growth Corporation (“Canopy” or the “Company”) or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news article. Examples of such statements and uncertainties include statements with respect to the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis industry, capitalize on the opportunity for growth in the U.S. cannabis sector and the anticipated benefits of such strategy; statements regarding potential regulatory improvements; statements with respect to the timing and outcome of Canopy’s proposed acquisition of Acreage, Jetty, and Wana, and the expected benefits therefrom; expectations regarding the potential success of, and costs and benefits associated with, the formation of Canopy USA; and statements with respect to the Company’s status on Nasdaq and the Toronto Stock Exchange.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the time required to prepare and mail meeting materials to Canopy and Acreage shareholders; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the acquisition of Acreage; risks related to the value of the Canopy common shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2022.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements of Canopy in this news article are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements from Canopy included in this news article are made as of the date of this news article and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is contained in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 25, 2022 (as may be amended, the “Preliminary Proxy Statement”) and will be contained the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.